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                                                                   Exhibit 10.84

April 13, 2001

Bankers Insurance Group, Inc.
360 Central Avenue
St. Petersburg, Florida 33731

RE:  COMMITMENT TO ADVANCE SERVICE FEE PAYMENTS

WHEREAS, Insurance Management Solutions, Inc. ("IMS"), a wholly-owned subsidiary of Insurance Management Solutions Group, Inc. ("IMSG"), is currently providing insurance administration services to Bankers Security Insurance Company ("BSIC"), First Community Insurance Company ("FCIC"), and Bankers Insurance Company ("BIC") pursuant to separate insurance administration services agreements (as amended to date, the "Services Agreements") all dated January 1, 1998, between IMS and each of BSIC, FCIC and BIC (collectively, the "Insurance Subsidiaries");

WHEREAS, BIC and FCIC are wholly owned by Bankers Insurance Group, Inc. ("BIG") and BSIC is owned by both BIG and BIC;

WHEREAS, the Services Agreements provide that the Insurance Subsidiaries shall advance such funds to IMS as IMS and the Insurance Subsidiaries may mutually agree are reasonable necessary; and

WHEREAS, BIG, on behalf of the Insurance Subsidiaries, has agreed to advance up to One Million Five Hundred Thousand Dollars ($1,500,000.00) per month to IMS as prepayment of Service Fees due by the Insurance Subsidiaries under the Services Agreements.

NOW, THEREFORE, IMS and BIG hereby agree as follows:

I.       Commitment to Advance Service Fee Payments:

         BIG agrees that, effective June 1, 2001, and continuing until December 1, 2002, it shall advance upon demand such funds to IMS as IMS may request, up to a limit of One Million Five Hundred Thousand ($1,500,000.00) per month. Any funds advanced by BIG to IMS under this Letter Agreement shall constitute prepayment of, and be credited towards the Service Fees that will be due IMS for insurance administration services performed by IMS on

II.      Disclosure:

         The parties agree not to disclose the terms and conditions of this Letter Agreement to any third party, except (a) as required in the normal conduct of their respective businesses or (b) as required by law or regulation including, without limitation, any federal securities law or regulation.

III.     Legal Effect:

         This Letter Agreement shall constitute a definitive and binding agreement by and among the parties hereto.

         If you are in agreement with the foregoing, please indicate by signing this Letter Agreement in the space set forth below.

                                          Sincerely,

                                          /s/ David M. Howard
                                          -------------------------------------
                                          David M. Howard, President
                                          Insurance Management Solutions, Inc.



Accepted and agreed to as of
this 13th day of April, 2001

IMS:
Insurance Management Solutions, Inc.

By: David M. Howard
   -----------------------------
As Its: President/CEO
       -------------------------
Date: 4/16/01
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BIG:
Bankers Insurance Group, Inc.

By: Edwin Hussemann
   -----------------------------
As Its: Treasurer
       -------------------------
Date: 4/16/01
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